UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2023

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None*

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest, par value $1.00 per share	PRET	*
Series B Preferred Shares, par value $0.01 per share	PRETL	*
Series C Preferred Shares, par value $0.01 per share	PRETM	*
Series D Preferred Shares, par value $0.01 per share	PRETN	*

*	Pennsylvania Real Estate Investment Trust’s securities began trading exclusively on the over-the-counter market on December 16, 2022 under the symbols, PRET, PRETL, PRETM, and PRETN.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission Of Matters To A Vote Of Security Holders.

On June 1, 2023, Pennsylvania Real Estate Investment Trust (the “Trust”) held its Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, four matters were submitted to a vote by the Common Shareholders and one matter was submitted to a vote by the Preferred Shareholders.

The voting results for the matters submitted to the Common Shareholders were as follows:

1.    The Trust’s Common Shareholders elected the following nominees as trustees, each to hold office until the Annual Meeting of Shareholders to be held in 2024 and until their respective successors have been duly elected and have qualified, by the vote set forth below:

Nominee	Votes For	Withheld	Broker Non-Votes
George J. Alburger, Jr.	577,020	1,005,857	1,998,174
Joseph F. Coradino	655,593	927,284	1,998,174
Michael J. DeMarco	581,947	1,000,930	1,998,174
JoAnne A. Epps	578,175	1,004,702	1,998,174
Mark E. Pasquerilla	593,041	989,836	1,998,174
Charles P. Pizzi	584,970	997,907	1,998,174
John J. Roberts	593,872	989,005	1,998,174

In accordance with the Trust’s governing documents, each of the above-named trustees was elected by a plurality of the votes cast, however, none of them received a majority of the votes cast. Accordingly, pursuant to the Trust’s corporate governance guidelines, each of Mr. Alburger, Mr. Coradino, Mr. DeMarco, Ms. Epps, Mr. Pasquerilla, Mr. Pizzi and Mr. Roberts has tendered his or her offer of resignation to the Board of Trustees of the Trust (the “Board”). The Board will consider the resignation offers and make a determination as to whether to accept or reject the tendered resignations, in each case with the applicable trustee recusing himself or herself from participating in the decision regarding his or her resignation offer, within 90 days of the date of certification of the Annual Meeting results. Promptly thereafter, the Trust will publicly disclose the Board’s decision regarding the tendered resignations.

2.    The Trust’s Common Shareholders voted, on an advisory basis, on the Trust’s executive compensation as disclosed in the Proxy Statement. This proposal received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
388,772	1,150,904	43,201	1,998,174

3.    The Trust’s Common Shareholders voted, on an advisory basis, on the frequency of the advisory vote on the Trust’s executive compensation as disclosed in the Proxy Statement. This proposal received the following votes:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
737,662	21,310	69,828	754,077	1,998,174

Consistent with the vote of the Common Shareholders, the Board has determined that it will continue to hold a non-binding, advisory vote on the compensation paid to the Trust’s named executive officers every year.

4.    The Trust’s Common Shareholders ratified the Audit Committee’s selection of BDO USA, LLP as the Trust’s independent auditor for 2023, as follows:

Votes For	Votes Against	Abstentions
2,774,318	771,673	35,060

Additionally, the Trust’s Preferred Shareholders elected the following nominees as trustees, each to hold office until the earlier of (a) the 2024 Annual Meeting of Shareholders and their successors are duly elected and qualified, or (b) such time as all accrued and unpaid dividends on the Outstanding Preferred Shares have been paid in full and the dividends for the then current dividend period have been paid in full or declared and set apart for payment in full.

Nominee	Votes For	Withheld	Broker Non-Votes
Kenneth B. Hart	6,323,313	1,723,688	0
Christopher Swann	6,501,723	1,545,278	0

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: June 7, 2023	By:	/s/ Lisa M. Most
Lisa M. Most
Executive Vice President, Secretary and General Counsel